Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the reference of our appraisal reports relating to the proved gas and oil reserves of QEP Energy Company in the Annual Report on Form 10-K of QEP Resources, Inc. as of the years ended December 31, 2015, 2016, 2017, 2018 and 2019 incorporated herein by reference into Registration Statement Nos. No. 333-223553 on Form S-3 and No. 333-225316 on Form S-8.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Denver, Colorado
February 26, 2020